Exhibit 8.1

Fried, Frank, Harris, Shriver & Jacobson LLP 801 17th Street, NW Washington, DC 20006 Tel: +1.202.639.7000 Fax: +1.202.639.7003 www.friedfrank.com

June 9, 2023

American Homes 4 Rent

280 Pilot Road

Las Vegas, Nevada 89119

Re: American Homes 4 Rent

Ladies and Gentlemen:

We have acted as tax counsel to American Homes 4 Rent, a Maryland corporation (the “Company”), and American Homes 4 Rent, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with the Company’s registration statement on Form S-3 under the Securities Act of 1933, as amended, filed with the United States Securities and Exchange Commission (the “Commission”) on June 9, 2023 (as so filed and together with the attachments thereto and all documents incorporated by reference therein and all amendments thereto, the “Registration Statement”), relating to the proposed public offering of an unlimited amount of one or more series or classes of the following securities: (i) common shares of beneficial interest, par value $0.01 per share (“Common Shares”), (ii) preferred shares of beneficial interest, par value $0.01 per share (“Preferred Shares”), (iii) depositary shares representing preferred shares of beneficial interest (“Depositary Shares”), (iv) warrants exercisable for Common Shares, Preferred Shares, or Depositary Shares, (v) rights to purchase Common Shares, and (vi) debt securities of the Operating Partnership (“Debt Securities”) and (vii) guarantees by the Company of the Debt Securities, all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus.

You have requested our opinion concerning certain of the federal income tax considerations relating to the Company, including with respect to its election to be taxed as a real estate investment trust (a “REIT”).

Bases for Opinions

The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private

New York • Washington • London • Frankfurt

Fried, Frank, Harris, Shriver & Jacobson LLP is a Delaware Limited Liability Partnership

Fried, Frank, Harris, Shriver & Jacobson LLP

American Homes 4 Rent

June 9, 2023

letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress and the courts (as applicable), which may or may not be retroactive in effect and which might result in material modifications of our opinions. We assume no obligation to advise you of any such subsequent changes. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

The opinions set forth in this letter are also based on various facts and assumptions, including the facts set forth in the Registration Statement and the Prospectus, concerning the business, assets and governing documents of the Company and its subsidiaries. We have also been furnished with, and with your consent have relied on, certain written representations made by the Company and its subsidiaries with respect to certain factual matters through a certificate of an officer of the Company dated as of the date hereof (the “Officer’s Certificate” and together with the documents referred to in the preceding sentence, the “Reviewed Documents”).

In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of these opinions. For purposes of rendering our opinions, we have not made an independent investigation or audit of the facts set forth in the Reviewed Documents, including the Registration Statement or the Officer’s Certificate. We consequently have relied upon the representations and statements of the Company as described in the Reviewed Documents, and assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects.

In this regard, we have assumed with your consent the following:

1.	all of the factual representations and statements set forth in the Reviewed Documents and the Officer’s Certificate are true, correct, and complete in all material respects as of the date hereof;

2.

any representation or statement in the Reviewed Documents and the Officer’s Certificate made as a belief or made “to the knowledge of” or similarly qualified is correct and accurate in all material respects as of the date hereof, without such qualification;

Fried, Frank, Harris, Shriver & Jacobson LLP

American Homes 4 Rent

June 9, 2023

3.	each agreement described in the Reviewed Documents is valid, binding and enforceable in accordance with its terms;

4.

each of the obligations of the Company and its subsidiaries, as described in the Reviewed Documents and the Officer’s Certificate, has been or will be performed or satisfied in accordance with its terms;

5.

the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made; and

6.	any documents as to which we have reviewed only a form or draft were or will be duly executed without material changes from the form or draft reviewed by us.

Any material variation or difference in the facts from those set forth in the documents that we have reviewed and upon which we have relied (including, in particular, the Prospectus and the Officer’s Certificate) may adversely affect the conclusions stated herein.

Opinions

Based upon, subject to, and limited by the assumptions and qualifications set forth herein and in the Registration Statement, the Prospectus, and the Officer’s Certificate, we are of the opinion that

1.

the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of its taxable years beginning with its taxable year ended December 31, 2012, and the Company’s current organization and current and proposed method of operation (as defined in the Registration Statement, the Prospectus, and the Officer’s Certificate) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2023, and future taxable years; and

2.

the statements in the Prospectus under the heading “Material U.S. Federal Income Tax Considerations,” insofar as such statements purport to summarize matters of U.S. federal income tax laws or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, fairly and accurately summarize in all material respects the matters set forth therein.

Fried, Frank, Harris, Shriver & Jacobson LLP

American Homes 4 Rent

June 9, 2023

This opinion letter addresses only the specific U.S. federal income tax matters set forth above and does not address any other U.S. federal, state or local or non-U.S. tax issues. No opinion is expressed as to any matter not discussed herein. Furthermore, the Company’s qualification as a REIT will depend upon the Company’s meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code and Treasury Regulations necessary for a corporation to qualify as a REIT. In addition, the opinions set forth above do not foreclose the possibility that the Company may have to pay a deficiency dividend, or an excise or penalty tax, which could be significant in amount, in order to maintain its REIT qualification.

Moreover, we have not participated in the preparation of the Registration Statement, except with respect to the statements in the Prospectus under the heading “Material U.S. Federal Income Tax Considerations,” and we do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness, or fairness of the statements contained in the Registration Statement, except with respect to the statements in the Prospectus under the heading “Material U.S. Federal Income Tax Considerations.”

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Fried, Frank, Harris, Shriver & Jacobson LLP

These opinions are rendered only to you and are solely for your benefit in connection with the Registration Statement. These opinions may not be used for any other purpose without our prior written consent. We assume no obligation by reason of this opinion letter or otherwise to advise you of any changes in our opinions subsequent to the date hereof.

We hereby consent to the filing of these opinions as Exhibit 8.1 to the Registration Statement and to the reference to Fried, Frank, Harris, Shriver & Jacobson LLP in the Prospectus under the heading “Legal Matters.” In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP